Exhibit 107

Calculation of Filing Fee Table

S-8

(Form Type)

DTE Energy Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock	Rule 457(h)	5,570,000(3)	$110.24	$614,036,800	.0001476	$90,631.83

Equity	Common Stock	Rule 457(h)	350,000(4)	$110.24	$38,584,000	.0001476	$5,695.00

Equity	Common Stock	Rule 457(h)	530,000(5)	$110.24	$58,427,200	.0001476	$8,623.85

Equity	Common Stock	Rule 457(h)	3,550,000(6)	$110.24	$391,352,000	.0001476	$57,763.56

Total Offering Amounts					$1,102,400,000		$162,714.24

Net Fee Due							$162,714.24

(1)

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement on Form S-8 also covers any additional shares of Common Stock of DTE Energy Company that may become deliverable pursuant to any anti-dilution provisions of the plans listed in notes 3-6 below.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of DTE Energy Common Stock, as quoted on the New York Stock Exchange on December 18, 2023.

(3)	Represents an additional number of shares of Common Stock deliverable pursuant to the terms of the DTE Energy Company Savings and Stock Ownership Plan

(4)	Represents an additional number of shares of Common Stock deliverable pursuant to the terms of the DTE Gas Company Investment and Stock Ownership Plan

(5)

Represents an additional number of shares of Common Stock deliverable pursuant to the terms of the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers

(6)

Represents an additional number of shares of Common Stock deliverable pursuant to the terms of the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America

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